Exhibit 8.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

Subsidiaries	Place of Incorporation
Dragon Jade Holdings Limited	BVI
Stargaze Wealth Limited	BVI
Newa Medical Aesthetics Limited	Hong Kong
Peng Oi Investment (Hong Kong) Holdings Limited	Hong Kong
Shengli Aesthetic Technology Investment (Hong Kong) Company Limited	Hong Kong
Beijing Aomei Yixin Investment Consultant Co., Ltd.	PRC
Beijing Aomei Yixin Investment Consultant Co., Ltd. Pengai Aesthetic Medical Clinic	PRC
Shenzhen Miaoyan Medical Technology Investment Co., Ltd.	PRC
Guangzhou Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Haikou Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Hangzhou Pengai Aesthetic Medical Outpatient Department Co., Ltd.	PRC
Huizhou Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Jinan Pengai Cosmetic Surgery Hospital Co., Ltd.	PRC
Shenzhen Pengai Lizhi Aesthetic Medical Clinic	PRC
Peng Yida Business Consulting (Shenzhen) Co., Ltd.	PRC
Shenzhen Pengai Jiaqi Medical Technology Co., Ltd	PRC
Shanghai Jiahong Aesthetic Medical Outpatient Department Co., Ltd.	PRC
Shenzhen Pengai Jiaqi Clinic	PRC
Shanghai Pengai Aesthetic Medical Outpatient Department Co., Ltd.	PRC
Shanghai Pengai Medical Technology Co., Ltd.	PRC
Shanghai Qiyue Medical Technology Co., Ltd.	PRC
Shenzhen Pengai Beauty Promise Cosmetic Co., Ltd.	PRC
Shenzhen Pengai Aesthetic Medical Hospital	PRC
Shenzhen Pengai Culture Broadcast Co., Ltd.	PRC
Shenzhen Pengai Hospital Investment Management Co., Ltd.	PRC
Shenzhen Pengai Xiuqi Aesthetic Medical Hospital	PRC
Shenzhen Pengcheng Hospital	PRC
Yantai Pengai Cosmetic Surgery Hospital Co., Ltd.	PRC
Aesthetic Medical International Holdings (Singapore) Pte. Ltd.	Singapore
Mendis Singapore Pte. Ltd.	Singapore
Aih Investment Management Corp.	U.S.A.
Guangzhou Pengai Xiuqi Aesthetic Medical Outpatient Department Co., Ltd.	PRC
Shenzhen Pengai Jiaqi Beauty Technology Co., Ltd.	PRC
Shenzhen Pengai Jiayan Aesthetic Medical Clinic	PRC
Shenzhen Huayan Yuese Health Management Consulting Co., Ltd.	PRC
Shenzhen Xuri Jiayan Beauty Technology Co.,Ltd.	PRC
Chengdu Pengai Yueji Aesthetic Medical Outpatient Department Co., Ltd.	PRC
Ningbo Beilun Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Ningbo Fenghua Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Meiyue (Shenzhen) Network Technology Co., Ltd.	PRC
Shenzhen Ruimei Enterprise Management Co., Ltd.	PRC